UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2021

GEMINI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39438	85-1612845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 One Kendall Square, 3rd floor

Cambridge, MA 02139

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 401-4400

FS Development Corp.

c/o Foresite Capital

600 Montgomery Street, Suite 4500

San Francisco, CA 94111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GMTX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On February 5, 2021 (the “Closing Date”), FS Development Corporation, a Delaware corporation (“FSDC”), consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger, dated as of October 15, 2020 (as may be further amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Gemini Therapeutics, Inc., a Delaware corporation (“Old Gemini”), Shareholder Representative Services LLC, a Colorado limited liability company solely in its capacity as the representative, agent and attorney-in-fact of the Company Securityholders (the “Stockholders’ Representative”), FSDC, a Delaware corporation and FSG Merger Sub Inc., a Delaware corporation (“Merger Sub”).

On the day prior to the Closing Date, Old Gemini changed its name to “Gemini Therapeutics Sub, Inc.” Pursuant to the Merger Agreement, on the Closing Date, (i) FSDC changed its name to “Gemini Therapeutics, Inc.” (together with its consolidated subsidiaries, “New Gemini”), and (ii) Old Gemini merged with and into Merger Sub (the “Merger”), with Old Gemini as the surviving company in the Merger and, after giving effect to such Merger, Old Gemini becoming a wholly-owned subsidiary of New Gemini.

In accordance with the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (i) all shares of Old Gemini’s Series B Preferred Stock (including shares of Series B Preferred Stock issued upon conversion of outstanding convertible promissory notes), Series A Preferred Stock and Common Stock (collectively, “Old Gemini Stock”) issued and outstanding immediately prior to the Effective Time, whether vested or unvested, was converted into the right to receive their pro rata portion of the 17,942,274 shares of FSDC Class A Common Stock (the “Common Stock”) issued as Merger consideration (the “Merger Consideration”), provided that 2,150,000 shares of Common Stock are being held in escrow for a period of 12 months to satisfy any indemnification obligations of Old Gemini under the Merger Agreement; (ii) each option exercisable for Old Gemini Stock that was outstanding immediately prior to the Effective Time was assumed and continues in full force and effect on the same terms and conditions as were previously applicable to such options, subject to adjustments to exercise price and number of shares Common Stock issuable upon exercise based on the final conversion ratio calculated in accordance with the Merger Agreement, and (iii) 4,264,341 shares of Common Stock were reserved for issuance under the newly adopted 2021 Stock Option and Incentive Plan (the “2021 Plan”).

Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to New Gemini and its consolidated subsidiaries. All references herein to the “Board” refer to the board of directors of New Gemini. All references herein to the “Closing” refer to the closing of the transactions contemplated by the Merger Agreement (the “Transactions”), including the Merger and the transactions contemplated by the subscription agreements entered into by FSDC and certain investors (the “PIPE Investors”) pursuant to which the PIPE Investors collectively committed to subscribe for, and did subscribe for, an aggregate of 9,506,000 shares of Common Stock for an aggregate purchase price of $95,060,000 (the “PIPE Investment”).

Item 1.01. Entry into a Material Definitive Agreement.

Registration Rights Agreement.

On the Closing Date, New Gemini, Old Gemini, the FSDC Investors (as defined below) and the Major Gemini Investors (as defined below) entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which, among other things, the FSDC Investors and the Major Gemini Investors (collectively, the “Investors”) are granted certain registration rights with respect to registrable securities (as defined in the Registration Rights Agreement) held by them. The FSDC Investors include FS Development Holdings, LLC (the “Sponsor”), Robert Carey, Daniel Dubin and Deepka Pakianathan. The Major Gemini Investors include Atlas Venture Fund X, L.P., Atlas Venture Opportunity Fund I, L.P., Lightstone Singapore L.P., Lightstone Ventures (A), L.P., Lightstone Ventures, L.P., OrbiMed Private Investments VI, LP and Wu Capital Investment LLC.

In particular, the Registration Rights Agreement provides for the following registration rights:

●	Demand registration rights. At any time after the Closing Date, and following the expiration of any lock-up to which an Investor may be subject, New Gemini will be required, upon the written request of either (i) FSDC Investors holding a majority of the Registrable Securities held by all FSDC Investors or (ii) Major Gemini Investors holding a majority of the Registrable Securities held by all Major Gemini Investors, to file a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) on Form S-1 or any similar long-form registration statement or, if then available, on Form S-3, and use reasonable best efforts to effect the registration of all or part of their registrable securities requested to be included in such registration by the Investors.

●	Shelf registration rights. New Gemini will be required, to file a shelf registration statement pursuant to Rule 415 of Securities Act as soon as practicable after the Closing Date and use reasonable best efforts to effect the registration of all of the registrable securities then held by Investors that are not covered by an effective registration statement as of the date that is 30 days after the Closing Date. At any time New Gemini has an effective shelf registration statement, if the Company shall receive a request from Investors holding registrable securities with an estimated market value of at least $5,000,000, to effect an underwritten shelf takedown, New Gemini shall use its reasonable best efforts to as expeditiously as possible to effect the underwritten shelf takedown.

●

Limits on demand registration rights and shelf registration rights. New Gemini shall not be obligated to effect: (a) more than one (1) demand registration or underwritten shelf takedown during any six-month period; (b) any demand registration at any time there is an effective resale shelf registration statement on file with the SEC; (c) more than two underwritten demand registrations in respect of all registrable securities held by the FSDC Investors, including those made under a shelf registration statement, or (d) more than two underwritten demand registrations in respect of all registrable securities held by the Major Gemini Investors, including those made under a shelf registration statement.

●	Piggyback registration rights. At any time after the first anniversary of the Closing Date, if New Gemini proposes to file a registration statement to register any of its equity securities under the Securities Act or to conduct a public offering, either for its own account or for the account of any other person, subject to certain exceptions, the Investors are entitled to include their registrable securities in such registration statement, subject to customary cut-back rights.

●	Expenses and indemnification. All fees, costs and expenses of underwritten registrations will be borne by New Gemini and underwriting discounts and selling commissions will be borne by the holders of the shares being registered. The Registration Rights Agreement contains customary cross-indemnification provisions, under which New Gemini is obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to New Gemini, and holders of registrable securities are obligated to indemnify New Gemini for material misstatements or omissions attributable to them.

●

Registrable securities. Securities of New Gemini shall cease to be registrable securities upon the earlier of (i) tenth anniversary of the Closing Date and (ii) the date as of which (1) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (2) such securities shall have been transferred pursuant to Rule 144 of the Securities Act, or with respect to any Investor, securities of such Investor shall cease to be registrable securities, on the earlier of (x) the date such Investor ceases to hold at least 1% of the registrable securities or (y) if such Investor is an individual and such Investor is a director or an executive officer of Old Gemini or FSDC as of immediately prior to the consummation of the Merger, the date when such Investor is permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Voting Agreement.

On the Closing Date, New Gemini, the Sponsor and the Major Gemini Investors (collectively, the “Voting Parties”) entered into a Voting Agreement, pursuant to which each Voting Party agrees to vote all voting securities of New Gemini that it owns from time to time and that it may vote in an election of the Company’s directors (collectively, “Voting Shares”) in accordance with the provisions of the Voting Agreement, whether at a regular or special meeting of stockholders.

Pursuant to the Voting Agreement, the post-Closing Board shall be comprised of seven directors, which must include Jason Meyenburg, Dr. Jim Tananbaum and Dr. Carl Gordon, divided into three classes, designated Class I, II and III, with Class I consisting of two directors, Class II consisting of three directors and Class III consisting of two Directors. Jean George and Dr. Carl Gordon shall constitute the initial members of Class I and shall be nominated in Class I, the members of which shall have an initial term that expires at the annual meeting of stockholders of New Gemini held in 2021; David Lubner, Dr. Tuyen Ong and Jason Rhodes shall constitute the initial members of Class II and shall be nominated in Class II, the members of which shall have an initial term that expires at the annual meeting of stockholders of New Gemini held in 2022; and Jason Meyenburg and Dr. Jim Tananbaum shall constitute the initial members of Class III and shall be nominated in Class III, the members of which shall have an initial term that expires at the annual meeting of stockholders of New Gemini held in 2023.

Pursuant to the Voting Agreement, until the earlier of (i) fifth anniversary of the Closing Date or (ii) the date on which Sponsor owns less than 1,217,563 shares of Common Stock, at each annual or special meeting of stockholders of New Gemini, Sponsor shall have the right to designate for election as a member of the Board, and the Board (including any committee thereof) shall nominate (and recommend for election and include such recommendation in a timely manner in any proxy statement or other applicable announcement to New Gemini’s stockholders), one individual to serve as a Class III Director. If Sponsor ceases to be entitled to nominate any directors, then such directors shall be nominated by the Board and approved by the holders of the outstanding shares of Common Stock.

Pursuant to the Voting Agreement, Old Gemini shall have the authority to appoint four directors to the Board, with such procedures as are determined by Old Gemini’s Board.

All directors elected pursuant to the terms of the Voting Agreement shall be removed from the Board only upon the vote or written consent of the Voting Party that is entitled to nominate, appoint or elect such director. Upon any decrease in the rights of any such Voting Party to nominate, appoint or elect any director, the applicable Voting Party shall promptly cause the removal or resignation of an applicable directors if requested by the Board. Upon any individual elected to serve as a director pursuant to the Voting Agreement ceasing to be a member of the Board, whether by death, resignation or removal or otherwise, only the Voting Party that was entitled to nominate, appoint or elect such individual shall have the right to fill any resulting vacancy in the Board; provided that such Voting Party still has the right to nominate, appoint or elect the applicable director.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by the full text of the Voting Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Lockup Agreement

On the Closing Date, New Gemini and certain of its stockholders and optionholders (the “Stockholders Parties”) entered into a Lockup Agreement pursuant to which such Stockholder Parties agreed not to transfer any shares of Common Stock or options to purchase Common Stock received as Merger consideration (the “Covered Equity Interest”) for a period of 180 days following the Closing Date. Notwithstanding the foregoing, any Stockholder Party that is an executive officer or director shall be allowed to establish a 10b5-1 trading plan during the lockup period, provided that no trades are made under the plan during the 180 day lock-up period.

The foregoing description of the Lockup Agreement does not purport to be complete and is qualified in its entirety by the full text of the Lockup Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 3, 2021, FSDC held a special meeting of stockholders (the “Special Meeting”) at which the FSDC stockholders considered and adopted, among other matters, the Merger Agreement. On February 5, 2021, the parties to the Merger Agreement consummated the Transactions.

Prior to the Special Meeting, one holder exercised its right to redeem 100 shares of FSDC’s Class A common stock, at a per share price of $10.73 for aggregate consideration of $1,073.00. At the Closing, (i) an aggregate of 17,942,274 shares of Common Stock were issued in exchange for the Old Gemini Stock outstanding as of immediately prior to the Effective Time and (ii) an aggregate of 9,506,000 shares of Common Stock were issued to the PIPE Investors in the PIPE Financing. Moreover, at the Closing, each equity award of Old Gemini outstanding as of immediately prior to the Effective Time were exchanged for comparable equity awards of New Gemini under the 2021 Plan.

Immediately after giving effect to the Transactions, there were 45,301,990 shares of Common Stock outstanding, and 4,264,341 shares of Common Stock subject to outstanding equity awards or reserved for future issuance under the 2021 Plan.

The material terms and conditions of the Merger Agreement are described in the definitive proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in FSDC’s Registration Statement on Form S-4 (File No. 333-249785), filed with the Securities and Exchange Commission (the “SEC”) on January 15, 2021, in the section titled “Business Combination Proposal—The Merger Agreement,” which is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and the information incorporated herein by reference may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the Transactions and their expected benefits, New Gemini’s performance following the Transactions, the success, cost and timing of New Gemini’s product development activities and clinical trials, the potential attributes and benefits of New Gemini’s product candidates, New Gemini’s ability to obtain and maintain regulatory approval for its product candidates and New Gemini’s ability to obtain funding for its operations. Forward-looking statements include statements relating to our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, including those relating to the Transactions. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in the Proxy Statement/Prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some of these risks and uncertainties may in the future be amplified by the COVID-19 pandemic and there may be additional risks that we consider immaterial or which are unknown. It is not possible to predict or identify all such risks. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Business

We are a clinical-stage precision medicine company developing novel therapeutic compounds to treat genetically defined, age-related macular degeneration (AMD). Our lead product candidate, GEM103, is a recombinant form of the human complement factor H protein (CFH) and is designed to address complement hyperactivity and restore retinal health in patients with AMD. Native CFH serves multiple functions in maintaining retinal health including regulating lipid metabolism in the retina, protecting the retina against lipid and protein by-products of oxidative stress, and regulating the complement system, which is part of the innate immune system. This multifaceted regulation plays an integral role in engagement and maintenance of complement-mediated immune responses that are involved in pathogen defense and cellular debris clearance.

We believe GEM103 is capable of down-regulating hyperactive complement activity while maintaining a healthy environment for the cellular architecture supporting retinal function in patients with AMD. We believe that this differentiated approach to controlling complement dysregulation will allow us to more broadly address AMD pathology and potentially treat AMD. In September 2020, we commenced a Phase 2a clinical trial of GEM103 in patients with dry AMD carrying mutations in the CFH gene. Topline data including safety, tolerability and relevant biomarkers of complement activation from this Phase 2a clinical trial are expected in the first half of 2021. GEM103 has been granted Fast Track designation by the United States Food and Drug Administration (FDA).

Augmenting CFH activity represents a unique approach to address imbalances in the immune system in a broad array of complement-mediated inflammatory diseases. We aspire to lead the next generation of complement therapeutics by focusing on restoring native regulation of complement activation, as opposed to broadly inhibiting complement using engineered molecules. Restoration of terminal complement pathway regulation avoids the unintended consequences of broad complement inhibition, which can result in safety issues and a reduced therapeutic index. Integration of genetic, biological, and clinical information has identified high-risk, genetically defined subpopulations present within the current broadly defined AMD cohort. In particular, loss of function variants in the gene that encodes CFH can reduce complement regulation and/or adversely affect retinal homeostasis, both of which strongly correlate with an increased risk for developing AMD. We can identify, functionally evaluate and characterize the proteins generated by these genetic variants and define their roles in disease pathogenesis using custom genetic assays and functional assays, novel biomarkers, and our CLARITY natural history clinical trials. In the CLARITY natural history studies, we are evaluating clinical stage and extent of retinal disease as measured by precise imaging methods and have incorporated novel biomarker assessments when possible to evaluate the impact of the specific CFH variants in disease pathogenesis and progression.

AMD is a disease primarily affecting the macula, the central portion of the retina responsible for high acuity vision and is the number one cause of irreversible blindness in the United States and Europe. AMD has generally been characterized as either “wet” or “dry,” definitions driven by clinical presentation rather than underlying biology. In dry AMD, the center of the retina slowly degenerates leading to loss of photoreceptors over time. In wet AMD, choroidal vessels grow aberrantly and invade the retina (referred to as choroidal neovascularization, or CNV) rapidly degrading central vision. There are approximately 16 million AMD patients in the United States, of whom approximately 90%, or approximately 15 million, have dry AMD. Of these, approximately six million carry a variant in the CFH gene which leads to loss of function in the CFH protein. In these patients, CFH protein is generally expressed at normal levels but the genetic mutations result in functional insufficiency in the CFH expressed. For wet AMD, drugs targeting one of the central proteins in CNV pathogenesis, vascular endothelial growth factor (VEGF), have proven effective in its management. No treatment is currently available for the approximately 15 million patients with early, intermediate, or advanced dry AMD.

GEM103 has been evaluated in a Phase 1 clinical trial of CFH-variant related dry AMD patients. Single rising doses of GEM103, administered intravitreally, maintained supraphysiologic CFH levels for more than 28 days, with no adverse drug reactions and no ocular inflammation. In several subjects, dosing also resulted in reductions in a biomarker of complement activity, consistent with the GEM103 mechanism of action. GEM103 is now being evaluated in a multiple ascending dose Phase 2a clinical trial in similar genetically defined patients to further evaluate safety, tolerability, and effects on relevant complement activation biomarkers.

We are led by experts with decades of collective experience in drug research, development, manufacturing, commercialization and collaborative alliances. Our board of directors, including Dr. Stephen Squinto and Mr. David Lubner, are leaders in research and development in the complement system. We have assembled a management team, led by our Chief Executive Officer, Mr. Jason Meyenburg, whose members have extensive experience in successfully developing, manufacturing and commercializing transformative therapies at companies including Alexion Pharmaceuticals, Inc., Orchard Therapeutics plc, Merrimack Pharmaceuticals, Inc., Intellia Therapeutics, Inc., Merck & Co., Inc., ViroPharma Incorporated (acquired by Shire plc.), Achillion Pharmaceuticals, Inc. (acquired by Alexion Pharmaceuticals, Inc.) and CSL Behring. Our management team’s wide-ranging expertise in rare diseases, complement therapeutics, immunology, genetics/gene therapy and protein biochemistry provide a singular vision for redefining AMD and linked disorders through precision medicine to address serious unmet medical needs.

Our Pipeline

Below is summary of our product candidate pipeline as of January 31, 2021.

In the table above, IND enabled means we have completed the necessary nonclinical studies, including without limitation ADME and toxicology, as well as formulation and manufacturing development necessary to seek the permission of regulatory authorities to begin human clinical testing.

GEM103

We are developing GEM103 initially for the treatment of dry AMD in patients with loss of function mutations in CFH. As a complement pathway regulatory protein, GEM103 is expected to restore appropriate complement function by ameliorating the detrimental effects of excessive complement activation, including inappropriate cell lysis and exaggerated immune responses, while simultaneously preserving the beneficial roles of CFH, including clearance of extracellular debris and repair of oxidative damage.

The mechanism of action of GEM103 stands in contrast to that of broad complement pathway inhibitors developed to date which indiscriminately block both the detrimental and beneficial effects of complement activation. To our knowledge, GEM103 is the first recombinant, native complement modulator being evaluated in human clinical trials.

We also plan to advance GEM103 through studies in a selected population of patients suffering from wet AMD who have been treated with an anti-VEGF therapy approved by the FDA, to evaluate the impact on VEGF-inhibition-related macular atrophy. On February 1, 2021, we announced that we had commenced a Phase 2a clinical trial in this population 0 and expect to have topline safety and tolerability data from this trial in the second half of 2021.

Our Strategy

We aspire to develop the next generation of complement therapeutics by precisely focusing on genetically defined patient populations through restoration of their physiologic CFH function which cannot be addressed by indiscriminate complement inhibitors.

Key elements of our strategy include:

●	Replace current complement inhibition orthodoxy with an approach that leverages knowledge of patient underlying genetic predispositions and normalizes complement hyperactivity while retaining functions that are essential for maintaining retinal tissue homeostasis. We believe our differentiated approach focused on complement regulation through the administration of GEM103 will provide therapeutics that not only address complement dysfunction in AMD but will also address other critical pathological mechanisms like chronic inflammation underlying AMD progression. We believe complement regulation has the potential to yield significant benefits over current development-stage therapies that are focused solely on what is effectively complete inhibition of the different pathways of the complement system.

●	Redefine AMD as a disease of genetic subtypes that can be addressed by specific therapeutic strategies tailored to the genetic defect. Our philosophy is that the best way to identify drug targets is to understand the genetic variants that lead to increased risk of disease. In AMD, we believe that genetic analyses implicate an important role for variants in the gene that encodes for CFH in a large subset of patients. AMD represents a large market opportunity consisting of patients with differentiated genetic subtypes. We are initially focused on treating the approximately six million patients with CFH loss of function mutations.

●	Advance our lead program, GEM103, through clinical development and if approved, into commercialization to address significant unmet need in dry AMD. Dry AMD, which often ultimately leads to blindness and for which there are no currently approved treatment options, affects approximately 16 million patients in the United States, of which approximately six million have associated loss of function variants of CFH. GEM103, recombinant CFH, is the first complement pathway modulator under development to potentially regulate complement in patients with dry AMD. GEM103 is now being evaluated in a multiple ascending dose Phase 2a clinical trial in a genetically defined population suffering from dry AMD and carrying mutations in the gene for CFH. We expect top line data on safety, tolerability and effect on complement related biomarkers from this trial in the first half of 2021. The data from this trial will inform dose selection and potential clinical endpoints for an end of Phase 2 meeting with regulatory authorities at which we plan to seek alignment on a pivotal development pathway.

●	Evaluate strategic business development opportunities to maximize the value of our discovery and development assets. We believe that our differentiated approach holds the potential to target a number of well-characterized genetic mutations across multiple disease areas. We are therefore exploring opportunities to follow complement biology dysregulation and address other unmet disease needs outside the eye. We may seek to selectively enter into strategic business development transactions to leverage complementary capabilities and maximize the long-term value of our research and development portfolio.

Our business is further described in the Proxy Statement/Prospectus in the section titled “Information about Gemini” and that information is incorporated herein by reference.

Risk Factors

The risk factors related to our business and operations and the Transactions are set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” and that information is incorporated herein by reference.

Financial Information

The financial information related to our business and operations and the Transactions are set forth in the Proxy Statement/Prospectus in the section titled “Summary Financial and Other Data of Gemini,” “Summary Financial and Other Data of FS Development,” “Summary Unaudited Pro Forma Condensed Combined Financial Information,” “Comparative Share Information,” “Selected Financial and other Data of FS Development,” “Selected Consolidated Financial and Other Data of Gemini,” “Unaudited Pro Forma Combined Financial Information”, and that information is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations of FS Development” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Gemini”, which are incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations of FS Development- Quantitative and Qualitative Disclosures about Market Risk” which is incorporated herein by reference.

Facilities

Our facilities consist of office space of approximately 11,894 square feet in Cambridge, Massachusetts under a lease that expires in May 2023, subject to the right to extend the term for one additional three (3) year term. We believe that our current facilities are sufficient for our current needs.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the Common Stock immediately following the consummation of the Transactions:

●	each person who is known to be the beneficial owner of more than 5% of New Gemini’s outstanding Common Stock immediately following the consummation of the Transactions;

●	each of New Gemini’s current executive officers and directors;

●	all executive officers and directors of New Gemini as a group following the consummation of the Transaction.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Unless otherwise indicated, New Gemini believes that all persons named in the table have sole voting and investment power with respect to all Common Stock beneficially owned by them. Unless otherwise noted, the business address of each of the executive officers and directors of New Gemini is 300 One Kendall Square, 3rd Floor, Cambridge, MA 02139. The percentage of shares beneficially owned is based on 45,301,990 shares of Common Stock outstanding after giving effect to the Transactions, as of February 5, 2021.

Name and Address of Beneficial Owner	Number of Shares	%
Directors and Officers:
Jason Meyenburg(1)	252,346	*
Gregg Beloff(2)	30,343	*
Scott Lauder(3)	164,256	*
Marc Uknis(4)	59,611	*
Jean George	-
Carl Gordon	-
David Lubner	-
Tuyen Ong	-
Jason Rhodes	-
Jim Tananbaum(5)	4,870,250	10.8
All Directors and Executive Officers as a group (10 individuals)	5,376,806	11.8
Five Percent Holders:
FS Development Holdings, LLC(5)	4,870,250	10.8
Orbimed Private Investments VI, LP(6)	5,826,224	12.9
Entities affiliated with Atlas Ventures(7)	5,254,365	11.6
Entities affiliated with Lightstone Ventures(8)	4,836,106	10.7
Entities affiliated with Fidelity(9)	2,500,000	5.5

*	Less than one percent.

(1)	Represents shares of Common Stock that are exercisable as of February 5, 2021 or will become exercisable within 60 days of such date.

(2)	Represents shares of Common Stock issuable that are exercisable as of February 5, 2021 or will become exercisable within 60 days of such date.

(3)	Represents shares issued as Merger consideration and shares of Common Stock that are exercisable as of February 5, 2021 or will become exercisable within 60 days of such date.

(4)	Represents shares of Common Stock that are exercisable as of February 5, 2021 or will become exercisable within 60 days of such date.

(5)	FS Development Holdings, LLC is the record holder of 4,870,250 shares reported herein, including 1,500,000 shares issued in the PIPE Investment. Foresite Capital Management V, LLC (“FCM V”), is the general partner of Foresite Capital Fund V LP (“FCM V LP”) and Foresite Capital Opportunity Management V, LLC (“FCOM V”) is the general partner of Foresite Capital Opportunity Fund V, L.P. (“FCOM LP”), with FCM LP and FCOM LP being the sole members of FS Development Holdings, LLC. FCM V and FCOM V, as general managers of the sole members, have voting and investment discretion with respect to the common stock held of record by FS Development Holdings, LLC. Dr. Tananbaum, in his capacity as managing member of FCM V and FCOM V, may be deemed to have sole voting and investment discretion over these shares. Each of FCM V, FCOM V, each of their respective members and Dr. Tananbaum disclaim beneficial ownership of these shares except to the extent of any pecuniary interest therein.

(6)	Represents 5,316,224 shares issued as Merger Consideration to OrbiMed Private Investments VI, LP pursuant to the Agreement and Plan of Merger, dated as of October 15, 2020, by and among Gemini Therapeutics, Inc., FS Development Corp., FSG Merger Sub Inc. and Shareholder Representative Services LLC. Also represents 510,000 shares issued in the private placement of public securities (“PIPE”) investment. OrbiMed Capital GP VI LLC, or GP VI, is the general partner of OrbiMed Private Investments VI, LP, or OPI VI. OrbiMed Advisors LLC, or OrbiMed Advisors, is the managing member of GP VI. By virtue of such relationships, OrbiMed Advisors and GP VI may be deemed to have voting and investment power with respect to the shares held by OPI VI and as a result may be deemed to have beneficial ownership of these shares. OrbiMed Advisors exercises investment and voting power through a management committee comprised of Carl Gordon, Sven H. Borho, and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the shares held by OPI VI.

(7)	Represents 4,744,365 shares issued as Merger consideration (4,015,045 shares to Atlas Venture Fund X, L.P. (“Atlas Fund X”) and 729,320 shares to Atlas Venture Opportunity Fund I, L.P. (“Atlas Fund I”)) pursuant to the Agreement and Plan of Merger, dated as of October 15, 2020, by and among Gemini Therapeutics, Inc., FS Development Corp., FSG Merger Sub Inc. and Shareholder Representative Services LLC. Atlas Venture Associates X, L.P. is the general partner of Atlas Fund X, and Atlas Venture Associates X, LLC is the general partner of Atlas Venture Associates X, L.P. Each of Atlas Fund X, Atlas Venture Associates X, L.P., and Atlas Venture Associates X, LLC may be deemed to beneficially own the shares held by Atlas Fund X. Each of Atlas Venture Associates X, L.P. and Atlas Venture Associates X, LLC disclaim Section 16 beneficial ownership of the securities owned by Atlas Fund X, except to the extent of its pecuniary interest therein, if any. Atlas Venture Associates Opportunity I, L.P. is the general partner of Atlas Fund I, and Atlas Venture Associates Opportunity I, LLC, or AVAO, LLC, is the general partner of Atlas Venture Associates Opportunity I, L.P. Each of Atlas Fund I, Atlas Venture Associates Opportunity I, L.P. and AVAO, LLC may be deemed to beneficially own the shares held by Atlas Fund I. Each of Atlas Venture Associates Opportunity I, L.P. and AVAO LLC disclaim Section 16 beneficial ownership of the securities owned by Atlas Fund I, except to the extent of its pecuniary interest therein, if any. Also represents 510,000 shares issued in the private placement of public securities (“PIPE”) on February 5, 2021 to Atlas Venture Fund XII, L.P. (“Atlas Fund XII”). The general partner of Atlas Fund XII is Atlas Venture Associates XII, L.P. ("AVA XII LP"). Atlas Venture Associates XII, LLC ("AVA XII LLC") is the general partner of AVA XII LP. Each of Atlas Fund XII, AVA XII LP, and AVA XII LLC may be deemed to beneficially own the shares held by Atlas Fund XII. Each of AVA XII LP and AVA XII LLC disclaim Section 16 beneficial ownership of the securities owned by Atlas Fund XII, except to the extent of its pecuniary interest therein, if any.

(8)	Represents 4,436,106 shares issued as Merger Consideration (1,308,198 shares to Lightstone Singapore, L.P. (“LV Singapore”), 375,040 shares to Lightstone Ventures (A), L.P. (“LV(A) LP”) and 2,752,868 shares to Lightstone Ventures, L.P. (“LV LP”)) pursuant to the Agreement and Plan of Merger, dated as of October 15, 2020, by and among Gemini Therapeutics, Inc., FS Development Corp., FSG Merger Sub Inc. and Shareholder Representative Services LLC. LSV Associates, LLC (LSV Associates) is the General Partner of LV Singapore, LV LP and LV(A) LP. As the individual general partners of LSV Associates, Michael A. Carusi, Jean M. George and Henry A. Plain Jr. share voting and dispositive power with respect to the shares held of record by LV Singapore, LV LP and LV(A) LP. Also represents 400,000 shares issued in the private placement of public securities (“PIPE”) on February 5, 2021. LSV Associates is the General Partner of LV Singapore, LV LP and LV(A) LP. As the individual general partners of LSV Associates, Michael A. Carusi, Jean M. George and Henry A. Plain Jr. share voting and dispositive power with respect to the shares held of record by LV Singapore, LV LP and LV(A) LP.

(9)	Represents shares issued in the PIPE Investment. Fidelity Management & Research Company, or Fidelity, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of such shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

Directors and Executive Officers

Our directors and executive officers after the consummation of the Transactions are described in the Proxy Statement/Prospectus in the section titled “Management after the Business Combination” and that information is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the composition of the committees of the Board immediately after the consummation of the Transactions is set forth in the Proxy Statement/Prospectus in the section titled “Management after the Business Combination—Committees of the Board of Directors” and that information is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of New Gemini is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation of Gemini” and that information is incorporated herein by reference.

At the Special Meeting, the 2021 Plan was approved by our stockholders. The summary of the 2021 Plan set forth in the Proxy Statement/Prospectus in the section titled “Incentive Award Plan Proposal” is incorporated herein by reference. A copy of the full text of the 2021 Plan is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Director Compensation

A description of the compensation of the directors of Old Gemini before the consummation of the Transactions is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation of Gemini - Director Compensation” and that information is incorporated herein by reference.

Independence

A description of the independence of our directors is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation of Gemini – Independence” and that information is incorporated herein by reference.

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions,” and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information about FS Development—Legal Proceedings” and that information is incorporated herein by reference.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

The Common Stock began trading on February 8, 2021 under the symbol “GMTX.” As of immediately following the Closing Date there were approximately 89 registered holders of Common Stock.

We have not paid any cash dividends on shares Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our Board. It is the present intention of the Board to retain all earnings, if any, for use in our business operations and, accordingly, our Board does not anticipate declaring any dividends in the foreseeable future. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Description of New Gemini’s Securities

The description of our securities is contained in the Proxy Statement/Prospectus in the section titled “Description of Securities After the Business Combination” and that information is incorporated herein by reference.

Indemnification of Officers and Directors

New Gemini has entered into indemnification agreements with each of its directors and executive officers as of the Closing Date. Each indemnification agreement provides for indemnification and advancements by New Gemini of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to New Gemini or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, forms of which are filed as Exhibits 10.6 and 10.7 to this Current Report on Form 8-K and are each incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Concurrently with the execution of Merger Agreement, FSDC entered into subscription agreements (the “Subscription Agreements”) with each of the PIPE Investors, pursuant to which, at the Closing, the PIPE Investors subscribed for and purchased an aggregate of 9,506,000 shares of Common Stock at a price of $10.00 per share for aggregate gross proceeds of $95,060,000.

The shares of Common Stock issued pursuant to the Subscription Agreements (the “PIPE Financing Shares”) have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. Pursuant to the Subscription Agreements, we agreed that, within 30 calendar days after the Closing Date, we will file with the SEC (at our sole cost and expense) a registration statement (the “Resale Registration Statement”) registering the resale of the PIPE Financing Shares. We will use our commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) 90 calendar days (or 120 calendar days if the SEC notifies us that it will review the Resale Registration Statement) following the filing thereof and (ii) five business days after we are notified by the SEC that the Resale Registration Statement will not be reviewed or will not be subject to further review.

We agreed to cause such Resale Registration Statement, or another shelf registration statement that includes the PIPE Financing Shares, to remain effective until the earliest of (x) the third anniversary of the Closing, (y) the date on which no PIPE Investor holds PIPE Financing Shares or (z) the first date on which each PIPE Investor is able to sell all of its PIPE Financing Shares under Rule 144 of the Securities Act within 90 days without limitation as to the amount of such securities that may be sold and without the requirement for us to be in compliance with the current public information required under Rule 144(c)(i) (or Rule 144(i)(2), if applicable). The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, forms of which are attached hereto as Exhibit 10.8 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the consummation of the Transactions, FSDC changed its name to “Gemini Therapeutics, Inc.” and adopted an amended and restated certificate of incorporation and amended and restated by-laws. Reference is made to the disclosure described in the Proxy Statement/Prospectus in the sections titled “The Charter Amendment Proposal”, “Comparison of Stockholder Rights”, “Description of Securities after the Business Combination,” which are incorporated herein by reference. This summary is qualified in its entirety by reference to the text of New Gemini’s amended and restated certificate of incorporation and amended and restated by-laws, which are attached as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), New Gemini is the successor issuer to FSDC and has succeeded to the attributes of FSDC as the registrant. In addition, the shares of Common Stock of New Gemini, as the successor to FSDC, are deemed to be registered under Section 12(b) of the Exchange Act. Holders of uncertificated shares of FSDC’s Class A common stock prior to the Closing have continued as holders of shares of uncertificated shares of New Gemini’s Common Stock. After consummation of the Transactions, the Common Stock were listed on the Nasdaq under the “GMTX,” and the CUSIP number relating to the Common Stock is 36870G105. Holders of FSDC’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that New Gemini is the successor to FSDC.

Item 4.01. Changes in Registrant’s Certifying Accountant.

WithumSmith+Brown, PC (“Withum”) served as the independent registered accounting firm of FSDC prior to the completion of the Transactions. Accordingly, Withum was informed that the Board approved Withum’s dismissal as New Gemini’s independent registered public accounting firm once it completes the audit of FSDC for the fiscal year ended December 31, 2020 (the “Effective Dismissal Time”).

On February 5, 2021, the Board approved the engagement of Ernst & Young LLP (“E&Y”) as New Gemini’s new independent registered public accounting firm effective as of the Effective Dismissal Time.

The report of Withum on the audited financial statements of FSDC for the period from June 25, 2020 (inception) through June 30, 2020, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with Withum’s audit for the period from June 25, 2020 (inception) through June 30, 2020, and their reviews of FSDC’s financial statements, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused them to make reference thereto in their reports on the financial statements.

The Company has furnished to Withum the statements made in this Item 4.01. Attached as Exhibit 16.1 to this Form 8-K is Withum’s letter to the SEC, dated February 11, 2021, regarding these statements.

During the two most recent fiscal years and through the Effective Date of this current report, the Company has not consulted with E&Y on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, in each case where a written report was provided or oral advice was provided that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Business Combination Proposal—The Merger Agreement,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Upon the consummation of the Transactions, and in accordance with the terms of the Merger Agreement, each director, other than Dr. Tananbaum, and all executive officers of FSDC ceased serving in such capacities and six new directors were appointed to the Board. The Board was divided into three staggered classes of directors and each director was assigned to one of the three classes. At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the year 2021 for Class I directors, 2022 for Class II directors and 2023 for Class III directors. The Class I directors elected are Jean George and Dr. Carl Gordon. The Class II directors elected are David Lubner, Dr. Tuyen Ong, and Jason Rhodes. The Class III directors elected are Jason Meyenburg and Dr. Jim Tananbaum.

Furthermore, following the consummation of the transactions, the Board established three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. The audit committee consists of Dr. Carl Gordon, David Lubner (serves as Chair) and Jason Rhodes. The compensation committee consists of Jean George, Dr. Tuyen Ong (serves as Chair), and Dr. Jim Tananbaum. The nominating and corporate governance committee consists of Jean George (serves as Chair), Jason Rhodes and Dr. Jim Tananbaum.

A description of the compensation of the directors of FSDC and Old Gemini before the consummation of the Transactions is set forth in the Proxy Statement/Prospectus in the section titled “Executive Compensation of Gemini - Director Compensation” and that information is incorporated herein by reference.

Following the Transactions, pursuant to our non-employee director compensation policy, which is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors, each director who is not an employee will be paid cash compensation for serving on the Board, with such compensation to be paid on a quarterly basis in arrears:

Annual Retainer
Board of Directors	$35,000
Board of Directors Chair	$65,000
Audit Committee Chair	$15,000
Audit Committee Member	$7,500
Compensation Committee Chair	$10,000
Compensation Committee Member	$5,000
Nominating and Corporate Governance Committee Chair	$8,000
Nominating and Corporate Governance Committee Member	$4,000

In addition, each non-employee elected or appointed to the Board following the Closing will be granted a one-time stock option award to purchase a number of shares of Common Stock equal to 0.08% of the total shares outstanding on the date of such director’s election or appointment to the Board, which will vest in equal monthly installments over three years, subject to continued service through such vesting dates (such grants will be made no earlier than following the effectiveness of the filing with the SEC of a registration statement on Form S-8 covering the Common Stock). On the date of each annual meeting of stockholders of our company, each non-employee director will be granted an annual stock option award to purchase a number of shares of Common Stock equal to 0.04% of the total shares outstanding, which will vest in full of the earlier to occur of the first anniversary of the date of grant or the next annual meeting, subject to continued service as a director through such vesting date.

Executive Officers

Upon consummation of the Transactions, the following individuals were appointed to serve as executive officers of New Gemini:

Name	Position
Jason Meyenburg	President, Chief Executive Officer and Director
Gregg Beloff	Chief Financial Officer
Scott Lauder, Ph.D.	Chief Technology Officer
Marc Uknis, M.D.	Chief Medical Officer

Reference is made to the disclosure described in the Proxy Statement/Prospectus in the section titled “Management After the Business Combination,” which is incorporated herein by reference.

Gemini Therapeutics Holdings, Inc. 2021 Equity Incentive Plan

At the Special Meeting, our stockholders considered and approved the 2021 Stock Option and Incentive Plan (the “2021 Plan”). Following the Closing, the 2021 Plan assumed outstanding equity awards under the Old Gemini 2017 Stock Option and Grant Plan (the “2017 Plan”) and the Old Gemini 2015 Employee, Director and Consultant Stock Option Plan ((the “2015 Plan”) and, together with the 2017 Plan, the (“Old Gemini Plans”)), (and such assumed awards will not count against the share reserve under the 2021 Plan), but no further grants will be made under the Old Gemini Plans. Furthermore, the 2021 Plan allows the Company to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by its Board or compensation committee. The 2021 Plan will also allow the Company to utilize a broad array of equity incentives and performance-based cash incentives in order to secure and retain the services of its employees, directors and consultants, and to provide long-term incentives that align the interests of its employees, directors and consultants with the interests of its stockholders.

The material features of the 2021 Plan include:

●	Initially, the maximum number of shares of Common Stock that may be issued under the 2021 Plan is 4,264,341 shares. The number of shares of Common Stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year, beginning on January 1, 2022 by 4% of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by the administrator of the 2021 Plan;

●	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, and dividend equivalent rights is permitted;

●	Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;

●	The value of all awards awarded under the 2021 Plan and all other cash compensation paid by us to any non-employee director in any calendar year may not exceed $750,000 or $1,000,000 for the year in which a non-employee director is first appointed or elected to the Company’s Board;

●	Certain amendments to the 2021 Plan are subject to approval by our stockholders; and

●	The term of the 2021 Plan will expire on the tenth anniversary of the effective date that the 2021 Plan was approved by the Board.

A more complete summary of the terms of the 2021 Plan is set forth in the Proxy Statement/Prospectus in the section titled “Incentive Award Plan Proposal”. That summary and the foregoing description of the 2021 Plan does not purport to be complete and is qualified in its entirety by reference to the text of the 2021 Plan, which is attached as Exhibit 10.4 hereto and incorporated herein by reference.

Employment Arrangements and Severance Agreements with Gemini’s Named Executive Officers

We entered into a new employment agreement with Mr. Meyenburg on January 21, 2021, which became effective as of the Closing and replaces Mr. Meyenburg’s earlier employment agreement. Pursuant to this agreement we employ Mr. Meyenburg as our President and Chief Executive Officer. The employment agreement also provides for Mr. Meyenburg to serve as a member of our board of directors for as long as he is employed as our Chief Executive Officer. The employment of Mr. Meyenburg is “at will” and the agreement endures until terminated by either party.

Mr. Meyenburg’s current annual base salary is $515,000, which is subject to periodic review and adjustment. Pursuant to the employment agreement, Mr. Meyenburg is eligible to participate in an annual bonus program as may be established from time to time by our board of directors or compensation committee. Under such bonus programs, Mr. Meyenburg is eligible to receive an annual bonus targeted 50% of his annual base salary. The actual amount of the bonus is determined by the board of directors based on its assessment of the performance of Mr. Meyenburg and that of the Company against pre-established goals determined by our board of directors.

At such time as requested by the compensation committee of the board or the board of directors, following the ending of the COVID-19 pandemic, Mr. Meyenburg must be present in the Company’s offices for three to four days per week. Mr. Meyenburg is entitled to a living expense allowance (as such term is defined in his employment agreement).

In the event Mr. Meyenburg’s employment is terminated without cause or he resigns for good reason, in either event within the twelve month period immediate following a Change in Control (as such term is defined in his employment agreement), subject to his execution and non-revocation of a separation agreement, including a general release of claims in our favor, Mr. Meyenburg is entitled to (a) a lump sum in cash equal to the sum of one times the sum of one and half times (i) Mr. Meyenburg’s then current Base Salary plus (ii) Mr. Meyenburg’s Target Bonus for the then-current year; (b) any then outstanding time-based equity awards shall accelerate and become fully vested as of the later of (i) the date of termination or (ii) the effective date of the separation agreement and release; and (c) monthly COBRA premiums paid by us until the earlier of: (i) the eighteen (18) month anniversary of the date of termination; (ii) the date Mr. Meyenburg becomes eligible for health insurance through another employer, or (iii) the cessation of Mr. Meyenburg’s continuation rights under COBRA.

In addition, in the event Mr. Meyenburg’s employment is terminated without cause or he resigns for good reason at any time, subject to his execution and non-revocation of a separation agreement, including a general release of claims in our favor (and, in New Gemini’s sole discretion, a one-year post-employment noncompetition agreement), Mr. Meyenburg is entitled to the following termination payments: (a) continuation of base salary for twelve months, which we refer to as the Salary Continuation Period (provided, that in the event that Mr. Meyenburg is entitled to any payments pursuant to his Employee Confidentiality, Assignment and Noncompetition Agreement with us, such base salary continuation payments in any calendar year will be reduced by the amount that Mr. Meyenburg is paid in the same calendar year pursuant to the restrictive covenant agreement); and (b) if Mr. Meyenburg elects to continue his health benefits through COBRA, continued group health benefits with the cost of monthly COBRA premiums shared in the same relative proportion as in effect on his termination date until the earlier of: until the earlier of: (i) the twelve (12) month anniversary of the date of termination; (ii) the date Mr. Meyenburg becomes eligible for health insurance through another employer, or (iii) the cessation of Mr. Meyenburg’s continuation rights under COBRA. Payment of the severance payments under the offer letter agreement shall cease in the event that Mr. Meyenburg breaches his obligations under the Employee Confidentiality, Assignment and Noncompetition Agreement entered into with us.

Mr. Meyenburg has also agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or customers during his employment and for twelve months following termination of his employment.

Employment Agreement with Dr. Uknis

We entered into an employment agreement with Dr. Uknis dated December 24, 2020, which became effective as of the Closing, and replaces Dr. Uknis’ earlier employment agreement. Pursuant to the employment agreement Dr. Uknis serves as our Chief Medical Officer. The employment of Dr. Uknis is “at will” and the agreement endures until terminated by either party.

Dr. Uknis’s current annual base salary is $415,000, which is subject to periodic review and adjustment. Under the terms of the employment agreement, Dr. Uknis is eligible to participate in any annual bonus programs as may be established from time to time by our board of directors or compensation committee. Under such bonus programs, Dr. Uknis is eligible to receive an annual bonus targeted at 40% of his annual base salary. At such time as requested by the compensation committee of the board or the board of directors, following the ending of the COVID-19 pandemic, Dr. Uknis must be present in the Company’s offices for three to four days per week. Once Dr. Uknis is required to relocate to the Boston area, Dr. Uknis is entitled to a living expense allowance (as such term is defined in his employment agreement).

In the event Dr. Uknis’s employment is terminated without “cause” (as such term is defined in his employment agreement) or he resigns for “good reason” (as such term is defined in his employment agreement), subject to his execution and non-revocation of a separation agreement and general release of claims in our favor, Dr. Uknis is entitled to the following: (a) continuation of base salary for nine months, which we refer to as the Salary Continuation Period, (b) a pro rata portion of the Target Bonus (as such term is defined in his employment agreement); and (c) monthly COBRA premiums paid by us until the earlier of: (i) the end of the Salary Continuation Period; (ii) the date Dr. Uknis becomes eligible for health insurance through another employer, or (iii) the cessation of Dr. Uknis’s continuation rights under COBRA.

In the event Dr. Uknis’s employment is terminated without cause or he resigns for good reason, in either event within the twelve month period immediate following a Change in Control (as such term is defined in his employment agreement), subject to his execution and non-revocation of a separation agreement, including a general release of claims in our favor, Dr. Uknis is entitled to (a) a lump sum in cash equal to the sum of one times the sum of (i) Dr. Uknis’s then current Base Salary plus (ii) Dr. Uknis’s Target Bonus for the then-current year; (b) any then outstanding time-based equity awards shall accelerate and become fully vested as of the later of (i) the date of termination or (ii) the effective date of the separation agreement and release; and (c) monthly COBRA premiums paid by us until the earlier of: (i) the twelve (12) month anniversary of the date of termination; (ii) the date Dr. Uknis becomes eligible for health insurance through another employer, or (iii) the cessation of Dr. Uknis’s continuation rights under COBRA.

Dr. Uknis has agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or customers during his employment and for twelve months following termination of his employment.

Employment agreement with Dr. Lauder

We entered into an employment agreement with Dr. Lauder dated January 11, 2021, which became effective as of the Closing, and replaces Dr. Lauder’s prior employment agreement. Pursuant to the agreement, Dr. Lauder serves as our Chief Technology Officer. The employment of Dr. Lauder is “at will” and the agreement endures until terminated by either party.

Dr. Lauder’s current annual base salary is $411,650, which is subject to periodic review and adjustment. Under the terms of the employment agreement, Dr. Lauder is eligible to participate in any annual bonus programs as may be established from time to time by our board of directors or compensation committee. Under such bonus programs, Dr. Lauder is eligible to receive an annual bonus targeted at 40% of his annual base salary.

In the event Dr. Lauder’s employment is terminated without “cause” (as such term is defined in his employment agreement) or he resigns for “good reason” (as such term is defined in his employment agreement), subject to his execution and non-revocation of a separation agreement and general release of claims in our favor, Dr. Lauder is entitled to the following: (a) continuation of base salary for nine months, which we refer to as the Salary Continuation Period, (b) a pro rata portion of the Target Bonus (as such term is defined in his employment agreement); and (c) monthly COBRA premiums paid by us until the earlier of: (i) the end of the twelve (12) month anniversary of the date of termination (as such term is defined in his employment agreement); (ii) the date Dr. Lauder becomes eligible for health insurance through another employer, or (iii) the cessation of Dr. Lauder’s continuation rights under COBRA.

In the event Dr. Lauder’s employment is terminated without cause or he resigns for good reason, in either event within the twelve month period immediate following a Change in Control (as such term is defined in his employment agreement), subject to his execution and non-revocation of a separation agreement, including a general release of claims in our favor, Dr. Lauder is entitled to (a) a lump sum in cash equal to the sum of one times the sum of (i) Dr. Lauder’s then current Base Salary plus (ii) Dr. Lauder’s Target Bonus for the then-current year; (b) any then outstanding time-based equity awards shall accelerate and become fully vested as of the later of (i) the date of termination or (ii) the effective date of the separation agreement and release; and (c) monthly COBRA premiums paid by us until the earlier of: (i) the twelve (12) month anniversary of the date of termination; (ii) the date Dr. Lauder becomes eligible for health insurance through another employer, or (iii) the cessation of Dr. Lauder’s continuation rights under COBRA.

Dr. Lauder has agreed to refrain from disclosing our confidential information during or at any time following his employment with us and from competing with us or soliciting our employees or customers during his employment and for twelve months following termination of his employment.

The foregoing description of the employment agreements with each of Mr. Meyenburg, Dr. Uknis and Dr. Lauder does not purport to be complete and is qualified in its entirety by the terms and conditions of the employment agreements, which are filed herewith as Exhibits 10.9, 10.10 and 10.11, respectively, and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Transactions, New Gemini ceased to be a shell company upon the Closing. The material terms of the Transactions are described in the section entitled “Business Combination Proposal” of the Proxy Statement/Prospectus and are incorporated herein by reference.

Item 8.01. Other Events.

In connection with the Closing, (i) the issued and outstanding shares of FSDC Class A Common Stock were automatically converted, on a one-for-one basis, into shares of Common Stock of New Gemini and (ii) the issued and outstanding FSDC Class B Common Stock were automatically converted, on a one-for-one basis, into shares of Common Stock of New Gemini.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements of Old Gemini for the years ended December 31, 2018 and December 31, 2019, the related notes and report of independent registered public accounting firm, as well as the financial statements for the nine months ended September 30, 2019 and September 30, 2020, and the related notes are set forth in the Proxy Statement/Prospectus beginning on page F-36 and are incorporated herein by reference.

The financial statements of FSDC for the period from June 25, 2020 (inception) through June 30, 2020 and the related notes and report of independent registered public accounting firm, are set forth in the Proxy Statement/Prospectus beginning on page F-19 and are incorporated herein by reference.

The financial statements of FSDC for the three months ended September 30, 2020 and for the period from June 25, 2020 (inception) through September 30, 2020, and the related notes, are set forth in the Proxy Statement/Prospectus beginning on page F-2 and are incorporated herein by reference.

(b) Pro forma financial information.

Certain unaudited pro forma combined financial information is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description

2.1†	Merger Agreement, dated as of October 15, 2020, by and among Gemini Therapeutics, Inc., Shareholder Representative Services LLC, FS Development Corp., and FSG Merger Sub Inc. (incorporated by reference to Annex A to the Proxy Statement/Prospectus).

3.1	Amended and Restated Articles of Certificate of Incorporation Gemini Therapeutics, Inc. (incorporated by reference to Annex B to the Proxy Statement/Prospectus).

3.2	Amended and Restated By-laws of Gemini Therapeutics, Inc. (incorporated by reference to Annex C to the Proxy Statement/Prospectus).

4.1	Form of Specimen Common Stock Certificate.

10.1	Registration Rights Agreement, dated February 5, 2021, by and among Gemini Therapeutics, Inc. and the stockholders party thereto (incorporated by reference to Exhibit 10.1 on Form 8-A12B/A filed on February 5, 2021).

10.2*	Voting Agreement, dated February 5, 2021, by and among Gemini Therapeutics, Inc. and the other parties thereto.

10.3*	Lockup Agreement, dated February 5, 2021, by and among Gemini Therapeutics, Inc. and the other parties thereto.

10.4	Gemini 2021 Stock Option and Incentive Plan (incorporated by reference to Annex D to the Proxy Statement/Prospectus).

10.5*	Forms of Award Agreements under the Gemini 2021 Stock Option and Incentive Plan.

10.6*	Form of Indemnification Agreement for Directors of Gemini Therapeutics, Inc.

10.7*	Form of Indemnification Agreement for Executive Officers of Gemini Therapeutics, Inc.

10.8	Form of Subscription Agreement (incorporated by reference to Annex E to the Proxy Statement/Prospectus).

Exhibit Number	Description

10.9*	Employment Agreement, dated January 21, 2021, by and between Gemini Therapeutics, Inc. and Jason Meyenburg.

10.10*	Employment Agreement, dated December 24, 2020, by and between Gemini Therapeutics, Inc. and Dr. Marc Uknis.

10.11*	Employment Agreement, dated January 22, 2021, by and between Gemini Therapeutics, Inc. and Dr. Scott Lauder.

16.1*	Withum’s Letter to the Securities and Exchange Commission, dated February 11, 2021.

21.1*	List of Subsidiaries

99.1*	Unaudited Pro Forma Combined Financial Information.

99.2*	Press Release

*	Filed herewith.

†	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMINI THERAPEUTICS, INC.

By:	/s/ Jason Meyenburg
Name:	Jason Meyenburg
Title:	Chief Executive Officer, President and Director

Date: February 11, 2021